Exhibit 99.1

Appian Announces Second Quarter 2026 Financial Results

Cloud subscriptions revenue increased 23% year-over-year to $131.7 million.

McLean, VA – August 6, 2026 – Appian (Nasdaq: APPN) today announced financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Financial Highlights:

•Revenue: Cloud subscriptions revenue was $131.7 million, up 23% compared to the second quarter of 2025. Total subscriptions revenue increased 19% year-over-year to $157.7 million. Professional services revenue was $45.6 million, an increase of 20% compared to the second quarter of 2025. Total revenue was $203.3 million, up 19% compared to the second quarter of 2025. Cloud net annualized recurring revenue (“ARR”) expansion was 115% as of June 30, 2026.
•Operating loss and non-GAAP operating income: GAAP operating loss was $(5.4) million, compared to GAAP operating loss of $(11.0) million for the second quarter of 2025. Non-GAAP operating income was $13.6 million, compared to non-GAAP operating income of $5.6 million for the second quarter of 2025.
•Net loss and non-GAAP net income: GAAP net loss was $(11.8) million, compared to $(0.3) million for the second quarter of 2025. GAAP net loss per share was $(0.16) for the second quarter of 2026, compared to breakeven for the second quarter of 2025. Non-GAAP net income was $9.2 million, compared to $0.3 million for the second quarter of 2025. Non-GAAP net income per share was $0.13, compared to breakeven for the second quarter of 2025.
•Adjusted EBITDA: Adjusted EBITDA was $16.2 million, compared to adjusted EBITDA of $8.1 million for the second quarter of 2025.
•Cash flows: Net cash provided by operating activities was $12.1 million for the three months ended June 30, 2026 compared to $(1.9) million of net cash used by operating activities for the same period in 2025.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook:

As of August 6, 2026, guidance for 2026 is as follows:

•Third Quarter 2026 Guidance:

◦Cloud subscriptions revenue is expected to be between $133.0 million and $135.0 million, representing year-over-year growth of 17% to 19%.
◦Total revenue is expected to be between $214.0 million and $218.0 million, representing a year-over-year increase of 14% to 17%.
◦Adjusted EBITDA is expected to be between $30.0 million and $33.0 million.

◦Non-GAAP earnings per share is expected to be between $0.31 and $0.35, assuming weighted average common shares outstanding of 72.6 million.

•Full Year 2026 Guidance:

◦Cloud subscriptions revenue is expected to be between $525.0 million and $529.0 million, representing year-over-year growth of 20% to 21%.
◦Total revenue is expected to be between $845.0 million and $853.0 million, representing a year-over-year increase of 16% to 17%.
◦Adjusted EBITDA is expected to be between $104.0 million and $110.0 million.
◦Non-GAAP earnings per share is expected to be between $1.04 and $1.12, assuming weighted average common shares outstanding of 73.2 million.

Conference Call Details:

Appian will host a conference call today, August 6, 2026, at 8:30 a.m. ET to discuss Appian's financial results for the second quarter ended June 30, 2026 and business outlook.

To access the call, navigate to the following link(1). Once registered, participants can dial in using their phone with a dial in and PIN, or they can choose the Call Me option for instant dial to their phone. The live webcast of the conference call can also be accessed on the Investor Relations page of our website at https://investors.appian.com.

About Appian

Appian provides process automation technology. We automate complex processes in large enterprises and governments. Our platform is known for its unique reliability and scale. We’ve been automating processes for 25 years and understand enterprise operations like no one else. For more information, visit appian.com. [Nasdaq: APPN]

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by institutional investors and the analyst community to help them analyze the health of Appian’s business.

The non-GAAP financial performance measures include the following: non-GAAP subscriptions cost of revenue, non-GAAP professional services cost of revenue, non-GAAP total cost of revenue, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP total operating expense, non-GAAP non-operating (expense) income, non-GAAP income tax expense, non-GAAP net income, and non-GAAP net income per share, basic and diluted. These non-GAAP financial performance measures exclude the effect of stock-based compensation expense, unrealized foreign exchange rate gains and losses, certain non-ordinary litigation-related expenses consisting of legal and other professional fees associated with the Pegasystems cases (net of insurance reimbursements), or Litigation Expense, amortization of the judgment
1 https://register-conf.media-server.com/register/BI28813a37ca7a432497f0bb1cdcef1e12 preservation insurance policy, or JPI Amortization, and lease impairments and lease-related charges associated with actions taken to reduce the footprint of our leased office spaces, or Lease Impairment and Lease-Related Charges. While some of these items may be recurring in nature and should not be disregarded in the evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, we believe removing these items for purposes of calculating our non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. Appian defines adjusted EBITDA as net loss before (1) other expense (income), net, (2) interest expense, (3) income tax expense, (4) depreciation expense and amortization of intangible assets, (5) stock-based compensation expense, (6) Litigation Expense, (7) JPI Amortization, and (8) Lease Impairment and Lease-Related Charges. The most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Users should consider the limitations of using adjusted EBITDA, including the fact this measure does not provide a complete depiction of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net loss as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian provides guidance ranges for non-GAAP net income per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the third quarter and full year 2026, future investment by Appian in its go-to-market initiatives, increased demand for the Appian Platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s market opportunity and the expansion of its core software markets in general, the opportunity and disruptive impact of AI, the effects of increased competition, as well as innovations by new and existing competitors in its market, Appian’s ability to effectively manage or sustain its growth and to maintain profitability, Appian’s ability to maintain, or strengthen awareness of, its brand, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties, and additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
investors@appian.com

Media Contact
pr@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of
	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$121,111	$135,810
Short-term investments and marketable securities	46,755	51,415
Accounts receivable, net of allowance of $3,416 and $3,362, respectively	171,162	255,063
Deferred commissions, current	38,026	35,166
Prepaid expenses and other current assets	32,952	41,970
Total current assets	410,006	519,424
Property and equipment, net of accumulated depreciation of $42,933 and $40,747, respectively	30,667	32,087
Goodwill	27,973	28,811
Intangible assets, net of accumulated amortization of $7,710 and $7,301, respectively	588	1,246
Right-of-use assets for operating leases	30,437	28,075
Deferred commissions, net of current portion	67,376	65,199
Deferred tax assets	4,857	4,850
Other assets	13,809	11,703
Total assets	$585,713	$691,395
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$8,077	$6,655
Accrued expenses	21,662	18,483
Accrued compensation and related benefits	43,035	61,781
Deferred revenue	314,263	341,281
Debt	9,598	9,598
Operating lease liabilities	14,171	13,181
Other current liabilities	1,012	1,128
Total current liabilities	411,818	452,107
Long-term debt	226,429	231,228
Non-current operating lease liabilities	45,128	45,693
Deferred revenue, non-current	7,208	8,962
Other non-current liabilities	311	398
Total liabilities	690,894	738,388
Stockholders’ deficit
Class A common stock—par value $0.0001; 500,000,000 shares authorized as of June 30, 2026 and December 31, 2025 and 43,504,355 and 43,408,828 shares issued as of June 30, 2026 and December 31, 2025, respectively	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized as June 30, 2026 and December 31, 2025 and 31,087,385 and 31,088,085 shares issued as of June 30, 2026 and December 31, 2025, respectively	3	3
Treasury stock at cost, 2,795,084 and 542,288 shares as of June 30, 2026 and December 31, 2025, respectively	(70,391)	(16,935)
Additional paid-in capital	623,090	617,318
Accumulated other comprehensive loss	(33,624)	(36,462)
Accumulated deficit	(624,263)	(610,921)
Total stockholders’ deficit	(105,181)	(46,993)
Total liabilities and stockholders’ deficit	$585,713	$691,395

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue
Subscriptions	$157,682	$132,657	$317,993	$267,009
Professional services	45,574	37,983	87,443	70,057
Total revenue	203,256	170,640	405,436	337,066
Cost of revenue
Subscriptions	25,409	20,707	48,313	39,228
Professional services	33,104	28,247	64,611	53,766
Total cost of revenue	58,513	48,954	112,924	92,994
Gross profit	144,743	121,686	292,512	244,072
Operating expenses
Sales and marketing	70,113	62,157	134,732	118,467
Research and development	47,305	42,655	93,629	84,485
General and administrative	32,765	27,858	66,435	52,938
Total operating expenses	150,183	132,670	294,796	255,890
Operating loss	(5,440)	(10,984)	(2,284)	(11,818)
Other non-operating expense (income)
Other expense (income), net	827	(17,564)	743	(23,280)
Interest expense	3,780	5,319	7,952	10,637
Total other non-operating expense (income)	4,607	(12,245)	8,695	(12,643)
(Loss) income before income taxes	(10,047)	1,261	(10,979)	825
Income tax expense	1,770	1,573	2,363	2,314
Net loss	$(11,817)	$(312)	$(13,342)	$(1,489)
Net loss per Class A and Class B share:
Basic and diluted	$(0.16)	$(0.00)	$(0.18)	$(0.02)
Weighted average common shares outstanding:
Basic and diluted	72,896	74,202	73,348	74,148

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net loss	$(13,342)	$(1,489)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation	22,449	20,732
Depreciation expense and amortization of intangible assets	4,780	4,970
Bad debt expense	634	550
Amortization of debt issuance costs	300	300
Benefit for deferred income taxes	(68)	(689)
Foreign currency transaction losses (gains), net	3,372	(20,659)
Changes in assets and liabilities
Accounts receivable	82,946	49,720
Prepaid expenses and other assets	6,991	10,174
Deferred commissions	(5,037)	3,228
Accounts payable and accrued expenses	4,298	7,559
Accrued compensation and related benefits	(17,348)	(3,811)
Other current and non-current liabilities	(538)	(277)
Deferred revenue	(26,590)	(25,611)
Operating lease assets and liabilities, net	(1,938)	(1,671)
Net cash provided by operating activities	60,909	43,026
Cash flows from investing activities
Proceeds from maturities of investments	49,079	27,985
Purchases of investments	(44,866)	(59,281)
Purchases of property and equipment	(2,491)	(1,797)
Net cash provided by (used by) investing activities	1,722	(33,093)
Cash flows from financing activities
Debt repayments	(5,000)	(5,000)
Repurchases of common stock	(65,736)	(10,000)
Payments for employee taxes related to the net share settlement of equity awards	(6,395)	(4,469)
Proceeds from exercise of common stock options	876	504
Net cash used by financing activities	(76,255)	(18,965)
Effect of foreign exchange rate changes on cash and cash equivalents	(1,075)	2,687
Net decrease in cash and cash equivalents	(14,699)	(6,345)
Cash and cash equivalents at beginning of period	135,810	118,552
Cash and cash equivalents at end of period	$121,111	$112,207

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,338	$10,023
Cash paid for income taxes	$2,542	$1,997
Supplemental disclosure of non-cash investing and financing information:
Accrued capital expenditures	$408	$54
Operating lease liabilities arising from obtaining right-of-use assets	$5,370	$—

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Lease Impairment and Lease-Related Charges	Unrealized Foreign Exchange Rate Gains and Losses	Non-GAAP Measure
Three Months Ended June 30, 2026
Subscriptions cost of revenue	$25,409	$(497)	$—	$—	$—	$—	$24,912
Professional services cost of revenue	33,104	(1,520)	—	—	—	—	31,584
Total cost of revenue	58,513	(2,017)	—	—	—	—	56,496
Sales and marketing expense	70,113	(1,963)	—	—	—	—	68,150
Research and development expense	47,305	(3,382)	—	—	—	—	43,923
General and administrative expense	32,765	(3,198)	(6,293)	(1,957)	(279)	—	21,038
Total operating expense	150,183	(8,543)	(6,293)	(1,957)	(279)	—	133,111
Operating (loss) income	(5,440)	10,560	6,293	1,957	279	—	13,649
Non-operating expense (income)	827	—	—	—	—	(2,523)	(1,696)
Income tax impact of above items	1,770	504	—	—	—	95	2,369
Net (loss) income	(11,817)	10,056	6,293	1,957	279	2,428	9,196
Net (loss) income per share, basic	$(0.16)	$0.14	$0.09	$0.03	$—	$0.03	$0.13
Net (loss) income per share, diluted(a)	$(0.16)	$0.14	$0.09	$0.03	$—	$0.03	$0.13

Three Months Ended June 30, 2025
Subscriptions cost of revenue	$20,707	$(418)	$—	$—	$—	$—	$20,289
Professional services cost of revenue	28,247	(1,400)	—	—	—	—	26,847
Total cost of revenue	48,954	(1,818)	—	—	—	—	47,136
Sales and marketing expense	62,157	(2,087)	—	—	—	—	60,070
Research and development expense	42,655	(3,357)	—	—	—	—	39,298
General and administrative expense	27,858	(3,431)	(2,482)	(3,118)	(297)	—	18,530
Total operating expense	132,670	(8,875)	(2,482)	(3,118)	(297)	—	117,898
Operating (loss) income	(10,984)	10,693	2,482	3,118	297	—	5,606
Non-operating (income) expense	(17,564)	—	—	—	—	16,754	(810)
Income tax impact of above items	1,573	295	—	—	—	(1,059)	809
Net (loss) income	(312)	10,398	2,482	3,118	297	(15,695)	288
Net (loss) income per share, basic	$(0.00)	$0.14	$0.03	$0.04	$—	$(0.21)	$0.00
Net (loss) income per share, diluted(a)	$(0.00)	$0.14	$0.03	$0.04	$—	$(0.21)	$0.00
(a) Accounts for the impact of 0.4 million shares of dilutive securities.

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Lease Impairment and Lease-Related Charges	Unrealized Foreign Exchange Rate Gains and Losses	Non-GAAP Measure
Six months ended June 30, 2026
Subscriptions cost of revenue	$48,313	$(1,056)	$—	$—	$—	$—	$47,257
Professional services cost of revenue	64,611	(3,158)	—	—	—	—	61,453
Total cost of revenue	112,924	(4,214)	—	—	—	—	108,710
Sales and marketing expense	134,732	(4,366)	—	—	—	—	130,366
Research and development expense	93,629	(7,117)	—	—	—	—	86,512
General and administrative expense	66,435	(6,752)	(13,241)	(4,012)	(581)	—	41,849
Total operating expense	294,796	(18,235)	(13,241)	(4,012)	(581)	—	258,727
Operating (loss) income	(2,284)	22,449	13,241	4,012	581	—	37,999
Non-operating expense (income)	743	—	—	—	—	(3,371)	(2,628)
Income tax impact of above items	2,363	1,011	—	—	—	294	3,668
Net (loss) income	(13,342)	21,438	13,241	4,012	581	3,077	29,007
Net (loss) income per share, basic(c)	$(0.18)	$0.29	$0.18	$0.05	$0.01	$0.04	$0.40
Net (loss) income per share, diluted(a)	$(0.18)	$0.29	$0.18	$0.05	$0.01	$0.04	$0.39

Six months ended June 30, 2025
Subscriptions cost of revenue	$39,228	$(916)	$—	$—	$—	$—	$38,312
Professional services cost of revenue	53,766	(2,856)	—	—	—	—	50,910
Total cost of revenue	92,994	(3,772)	—	—	—	—	89,222
Sales and marketing expense	118,467	(4,333)	—	—	—	—	114,134
Research and development expense	84,485	(6,371)	—	—	—	—	78,114
General and administrative expense	52,938	(6,256)	(4,194)	(6,202)	(609)	—	35,677
Total operating expense	255,890	(16,960)	(4,194)	(6,202)	(609)	—	227,925
Operating (loss) income	(11,818)	20,732	4,194	6,202	609	—	19,919
Non-operating (income) expense	(23,280)	—	—	—	—	20,770	(2,510)
Income tax impact of above items	2,314	750	—	—	—	(1,326)	1,738
Net (loss) income	(1,489)	19,982	4,194	6,202	609	(19,444)	10,054
Net (loss) income per share, basic	$(0.02)	$0.27	$0.06	$0.08	$0.01	$(0.26)	$0.14
Net (loss) income per share, diluted(b,c)	$(0.02)	$0.27	$0.06	$0.08	$0.01	$(0.26)	$0.13
(a) Accounts for the impact of 0.5 million shares of dilutive securities.
(b) Accounts for the impact of 0.4 million shares of dilutive securities.
(c) Per share amounts do not foot due to rounding.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Reconciliation of adjusted EBITDA:
GAAP net loss	$(11,817)	$(312)	$(13,342)	$(1,489)
Other expense (income), net	827	(17,564)	743	(23,280)
Interest expense	3,780	5,319	7,952	10,637
Income tax expense	1,770	1,573	2,363	2,314
Depreciation expense and amortization of intangible assets	2,507	2,524	4,780	4,970
Stock-based compensation expense	10,560	10,693	22,449	20,732
Litigation Expense	6,293	2,482	13,241	4,194
JPI Amortization	1,957	3,118	4,012	6,202
Lease Impairment and Lease-Related Charges	279	297	581	609
Adjusted EBITDA	$16,156	$8,130	$42,779	$24,889